SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2012, Vermillion, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with a third party related to losses on the Company’s short and long-term investments in previous years. Under the terms of the Settlement Agreement, the Company will receive a total settlement of $1,000,000 (the “Total Settlement Amount”), $535,000 payable on or before March 1, 2012 and $465,000 payable on or before September 1, 2012. The Company expects to receive approximately 70% of the Total Settlement Amount, net of legal and related costs.

Item 8.01	Other Events.

On February 13, 2012, The NASDAQ Listing Qualifications Staff granted the Company’s request for the transfer of its listing from The NASDAQ Global Market to The NASDAQ Capital Market, which transfer will take effect with the open of business on February 15, 2012. The Company requested the transfer to facilitate its continued compliance with the applicable requirements for continued listing on NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: February 14, 2012	By:	/s/ Eric Schoen
Eric Schoen
Chief Accounting Officer